Exhibit 10.1

Execution Version

LIMITED CONSENT AND THIRD AMENDMENT

October 24, 2022

Faraday Future Intelligent Electric, Inc.18455 South Figueroa Street

Gardena, California 90248

Attention: Legal Department, Brian Fritz

Phone: (800) 228 - 7702

Email: brian.fritz@ff.com

Re: Limited Consent and Third Amendment to Securities Purchase Agreement

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement dated as of August 14, 2022 by and among Faraday Future Intelligent Electric, Inc., a Delaware corporation (the “Issuer”), the financial institutions or other entities from time to time parties thereto (each a “Purchaser” and collectively, the “Purchasers”) and FF Simplicity Ventures LLC, a Delaware limited liability company (“FF Simplicity”), as administrative agent and collateral agent (in such capacities, the “Agent”) (the “Original SPA”, as amended by that certain Amendment No. 1 to Securities Purchase Agreement and Convertible Senior Secured Promissory Notes, dated as of September 23, 2022 (“Amendment No. 1”) and that certain Joinder and Amendment Agreement, dated as of September 25, 2022 (“Amendment No. 2”, and together with Amendment No. 1 and the Original SPA, the “Existing SPA”; the Existing SPA as (i) further amended, amended and restated, modified or supplemented by this Limited Consent and Third Amendment, dated as of the date hereof (“Amendment No. 3”), by and among the Issuer, FF Simplicity, in its capacity as Agent and as Purchaser, Senyun International Ltd. ( “Senyun”), in its capacity as Purchaser and RAAJJ Trading LLC (“RAAJJ”), in its capacity as Purchaser, and (ii) further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “SPA”). Capitalized terms used but not defined herein shall have the meanings set forth in the SPA.

1.	New Note Waivers.

Each applicable Purchaser and the Agent hereby waive (such waivers, collectively, the “New Note Waivers”) any:

(A)	Default or Event of Default set forth in any Financing Document;

(B)	breach of any representation or warranty set forth in any Financing Document;

(C)	breach of any covenant set forth in any Financing Document; or

(D)	other effect under the Financing Documents (including without limitation in the event of the occurrence of a Material Adverse Effect);

in each case, that exist as of the First Funding Date (as defined herein) until the earlier of (x) 180 days after the date of the Fourth Bridge Closing (or such longer period as the Agent may agree) and (y) the receipt by the Issuer of cash equity or Debt proceeds (other than in connection with the Third Bridge Closing, Fourth Bridge Closing, Fifth Bridge Closing and any Notes purchased by Senyun in accordance with Amendment No. 3) in an aggregate principal amount of $150,000,000 (or such greater amount as the Agent may agree) (such end date, the “Specified Deadline”), solely with respect to any of the following:

(x)	any amounts that (1) are, as of the date of the First Funding Date, owed by the Issuer or its Subsidiaries to their respective trade counterparties, suppliers, vendors or, in each case, other similar counterparties and that remain unpaid as of the First Funding Date and (2) remain unpaid after the First Funding Date by the Issuer or its Subsidiaries to their respective trade counterparties, suppliers, vendors or, in each case, other similar counterparties;

(y)	any reduction in the workforce of the Issuer or its Subsidiaries or any additional reduction in the workforce of the Issuer or its Subsidiaries that occurs after the Amendment No. 1 Effective Date; and/or

(z)	any reasonably foreseeable consequence in respect of any of the foregoing.

For the avoidance of doubt, (A) at any time on or prior to the Specified Deadline, each applicable Purchaser and the Agent hereby agree no Default or Event of Default shall exist as a result of the failure to comply with any representation and warranty, covenant or other term in the Financing Documents solely in respect of the New Note Waivers, and (B) the foregoing New Note Waivers do not apply to an Event of Default that has occurred and is continuing (after giving effect to any notice and cure periods) in respect of Section 8.1(a), Section 8.1(f) (other than in respect of any Credit Party generally failing to pay, or admitting in writing its inability or refusal to pay, debts as they become due, to which, for the avoidance of doubt, the New Note Waivers apply), Section 8.1(g), Section 8.1(n) (in respect of the Issuer), Section 8.1(o), Section 8.1(p) or Section 8.1(q), in each case, of the SPA.

2.	Amendments to the Existing SPA and other Financing Documents.

a.	The parties hereto agree and consent to amend and restate the existing definition of “Maturity Date” in the Existing SPA as follows (and, for the avoidance of doubt, all Financing Documents referring to the Maturity Date, including without limitation, the definition of Make-Whole Amount in all of the New Notes, shall be deemed to refer to the Maturity Date as amended by this Amendment No. 3):

“Maturity Date” means the earliest of (a) the sixth (6th) anniversary of the date of the First Funding Date (as such term is defined in Amendment No. 3), (b) such earlier date that the Notes become due and payable pursuant to Section 8.2 or (c) 91 days before the maturity date of any Junior Debt (other than any Existing Notes) of any Credit Party (except as agreed by the Required Purchasers in their reasonable discretion with respect to customary working capital debt of the Credit Parties).

b.	The parties hereto agree and consent to amend and restate clause (a) of the definition of “Subsequent Closing Date” in the Existing SPA as follows:

(a)	such Subsequent Closing Date occurs on or prior to the 90th day following the Closing Date; provided, however, that this condition shall not apply to the New Notes Commitments, which may fund as set forth in the Amendment No. 3;

3.	Amendments to Amendment No. 2 and other Financing Documents.

a.	The parties hereto agree and consent to amend and restate Section 4(c) of Amendment No. 2 as set forth below:

Funding Dates. In accordance with Section 2.1 of the Securities Purchase Agreement, the Issuer shall issue and sell to the New Purchaser (as defined in the Existing SPA), and the New Purchaser hereby commits to acquire from the Issuer, subject to the satisfaction of all of the conditions set forth in Section 4(f) of Amendment No. 2 (as amended or waived by this Amendment No. 3), New Notes on each of the following dates (each, a “Funding Date” and the commitments to fund such New Notes, the “New Notes Commitments”):

(i) $10 million in principal amount of New Notes on the date that is not later than three (3) Business Days after the later of (x) the effective date of Amendment No. 3 (the “Third Amendment Effective Date”) and (y) the date on which the completion by the Issuer of the due diligence review that is currently in process by the Issuer of the New Purchaser and its direct and indirect beneficial owners and financing sources occurs, which due diligence shall be completed no later than October 31, 2022 (such date, the “First Funding Date”).

(ii) $10 million in principal amount of New Notes on a date that is not later than the later of (x) fourteen (14) Business Days after the later of (1) the Third Amendment Effective Date, and (2) the date on which the completion by the Issuer of the due diligence review that is currently in process by the Issuer of the New Purchaser and its direct and indirect beneficial owners and financing sources occurs, which due diligence shall be completed no later than October 31, 2022, and (y) the date on which the Shareholder Approval is received (or one (1) Business Day after the occurrence of the Shareholder Approval to the extent such approval is received after applicable cut off times in respect of wiring funds).

(iii) $10 million in principal amount of New Notes on a date that is not later than fifteen (15) Business Days after the later of the date on which (x) the effectiveness occurs of its outstanding S-1/A that registers the resale by the Purchasers of all shares issuable pursuant to the Financing Documents, including all shares issuable to the New Purchaser pursuant to the Financing Documents (as amended by a filing to be made after the Second Amendment Effective Date, the “Resale S-1”), (y) the completion by the Issuer of the due diligence review that is currently in process by the Issuer of the New Purchaser and its direct and indirect beneficial owners and financing sources occurs, which due diligence shall be completed no later than October 31, 2022, and (z) the Shareholder Approval is received;

(iv) $10 million in principal amount of New Notes on a date that is not later than thirty (30) Business Days after the later of the date on which (x) the effectiveness of the Resale S-1 occurs, (y) the Shareholder Approval is received, and (z) following the completion by the Issuer of the due diligence review that is currently in process by the Issuer of the New Purchaser and its direct and indirect beneficial owners and financing sources occurs, which due diligence shall be completed no later than October 31, 2022; and

(v) $20 million in principal amount of New Notes on a date that is no later than ten (10) Business Days after the later of the date on which (w) official delivery of FF91 to the first batch of bona fide customers is made, (x) the Shareholder Approval is received, (y) the effectiveness of the Resale S-1 occurs, and (z) following the completion by the Issuer of the due diligence review that is currently in process by the Issuer of the New Purchaser and its direct and indirect beneficial owners and financing sources occurs, which due diligence shall be completed no later than October 31, 2022.

For clarity, the Issuer acknowledges that the satisfaction of the condition set forth in any of Sections 4(c)(i)(y), 4(c)(ii)(y), 4(c)(iii)(y), 4(c)(iv)(z) and 4(c)(v)(z) shall be deemed to be satisfaction of the conditions set forth in each of Sections 4(c)(i)(y), 4(c)(ii)(y), 4(c)(iii)(y), 4(c)(iv)(z) and 4(c)(v)(z). As of the Third Amendment Effective Date, the Issuer acknowledges and agrees that the Issuer completed its due diligence review of the New Purchaser (as defined in Amendment No. 2) and its direct and indirect beneficial owners and financing sources on October 19, 2022 and, therefore, the conditions in Sections 4(c)(i)(y), 4(c)(ii)(y), 4(c)(iii)(y), 4(c)(iv)(z) and 4(c)(v)(z) were satisfied on such date.

b.	Section 4(f) of Amendment No. 2 is hereby amended to provide that any references in such section to Section 4(b), shall be references to Section 4(c).

c.	Section 4(f)(iii) and Section 4(f)(iv) of Amendment No. 2 is hereby amended and restated as follows:

(iii) subject to the Bridge Waivers and the New Note Waivers, no Default or Event of Default exists;

(iv) subject to the Bridge Waivers and the New Note Waivers, the representations and warranties contained in the Financing Documents are true and correct in all material respects (without duplication of any materiality qualifier) as of such Funding Date, both before and after giving effect to the New Note being issued on such Funding Date;

d.	Section 4(f)(ix) of Amendment No. 2 is hereby amended and restated as follows:

(ix) solely with respect to the first and second Funding Dates described in Sections 4(c)(i) and (ii), the Issuer has obtained the prior written consent of FF Top Holding LLC for the transactions contemplated by this Agreement.

4.	Amendment to the Notes

a.	The parties hereto agree and consent to amend and restate the introductory paragraph to the Notice of Conversion attached as Exhibit A to the Notes as set forth below:

“The undersigned hereby elects to convert principal under the Convertible Senior Secured Note due 2028 of Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Issuer”), into shares of common stock (the “Common Stock”), of the Issuer according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Issuer in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.”

5.	Amendment No. 3 Effectiveness.

a.	This Amendment No. 3 shall be effective on the date (the “Third Amendment Effective Date”) that this Amendment No. 3 is executed by the Issuer, FF Simplicity, in its capacity as Agent and Purchasers, RAAJJ, as a Purchaser, and Senyun, as a Purchaser.

6.	Miscellaneous.

a.	In order to induce the Agent and the applicable Purchasers to enter into this Amendment No. 3, the Issuer hereby represents and warrants to the Agent and the applicable Purchasers, immediately after giving effect to this Amendment No. 3, as of the date hereof and in each case, that all material non-public information regarding the Issuer or any other Credit Party that has been disclosed to the Agent or the applicable Purchasers on or prior to the date hereof, has been disclosed in the Issuer’s public filings with the Commission prior to the date hereof or will be disclosed within one Business Day of such disclosure.

b.	Except as otherwise expressly provided herein, nothing contained herein shall constitute or be deemed to be a waiver or amendment of, or consent to any departure from any other term or provision in the SPA or any other Financing Document, each of which shall continue unmodified and in full force and effect, nor shall the foregoing consent and amendment constitute a course of dealing among the parties. Except as specifically set forth herein, the Agent and each Purchaser reserves all of its rights and remedies under the SPA and the Financing Documents.

c.	This letter agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this letter by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

d.	THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN ALL MATTERS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THIS LETTER AGREEMENT, INCLUDING, WITHOUT LIMITATION, ITS VALIDITY, INTERPRETATION, CONSTRUCTION, PERFORMANCE AND ENFORCEMENT, WITHOUT REGARD TO CONFLICTS OF LAWS PROVISIONS OF SUCH STATE.

- Remainder of page intentionally blank; signature pages follow -

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective duly authorized officers on the date first written above

PURCHASER AND AGENT:

FF SIMPLICITY VENTURES LLC

By:	/s/ Antonio Ruiz-Gimenez
Name:	Antonio Ruiz-Gimenez
Title:	Managing Member

 (Signature Page to Limited Consent and Third Amendment to Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective duly authorized officers on the date first written above

ISSUER:

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Carsten Breitfeld
Name:	Carsten Breitfeld
Title:	Chief Executive Officer

(Signature Page to Limited Consent and Third Amendment to Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective duly authorized officers on the date first written above

PURCHASER:

RAAJJ TRADING LLC

By:	/s/ Alan Rubenstein
Name:	Alan Rubenstein
Title:	Manager

(Signature Page to Limited Consent and Third Amendment to Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be duly executed by their respective duly authorized officers on the date first written above

PURCHASER:

SENYUN INTERNATIONAL LTD.

By:	/s/Zhang Bo
Name:	Zhang Bo
Title:	CEO

(Signature Page to Limited Consent and Third Amendment to Securities Purchase Agreement)